Exhibit 10.1

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made as of the 13th day of September, 2004.

BETWEEN:
                           JAMES FANELLA
                           of the City of South Barrington,  Illinois
                           (hereinafter referred to as the "Employee")

AND:

                           WORKSTREAM INC.,
                           a corporation incorporated under the laws of Canada (hereinafter referred to as the "Employer")

WHEREAS:

A. The Employer wishes to employ the Employee and the Employee wishes to serve the Employer upon the terms and subject to the conditions herein contained.

NOW THEREFORE in consideration of the premises and the mutual covenants herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereto covenant and agree as follows:

1. DEFINITIONS

In this agreement, unless the context otherwise specifies or requires, the following terms shall have the following meanings:

      1.1 "Agreement," "hereto," "herein," "hereof," "hereunder" and similar expressions refer to this Agreement and not to any particular section or any particular portion of this Agreement and includes all schedules attached to this Agreement;

      1.2 "Chief Operating Officer" shall mean the Chief Operating Officer of the Company;

      1.3   "Court" shall mean a Court of competent jurisdiction;

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      1.4   "Parties" shall mean the Parties to this Agreement and "Party" shall mean one of the Parties to this Agreement.

2. EMPLOYMENT

      2.1 The Employer agrees to employ the Employee and the Employee agrees to act as Chief Operating Officer or in such other employment as the Employer and the Employee may from time to time agree and the Employee agrees to serve the Employer upon the terms and subject to the conditions set out in this Agreement.

      2.2 The Employee specifically undertakes and agrees with the Employer that he shall be responsible for the following:

            2.1.1 for fulfilling the title and role of the Chief Operating
                  Officer of the Employer; and

            2.1.2 such other duties as required.

3. TERM

      3.1 The term of this Agreement shall be a period of two (2) years from the start date of employment. Unless written notice is given by either party at least ninety (90) days before the end of the initial two (2) year Term or any one (1) year extension hereof, that they wish this Agreement to terminate at the end of that Term, this Agreement will be automatically extended by successive one (1) year terms. In the event that such notice is given by the Employer and not by the Employee and the Employer does not offer the Employee continued employment on terms and conditions comparable to those contained herein following the termination of this Agreement, such notice shall be deemed termination of Employee's employment other than for cause and the provisions of section 10 shall thereupon be applicable.

4. REMUNERATION

      4.1 In consideration of the Employee's undertaking and the performance of the obligations contained in this Agreement, the Employer shall, unless otherwise agreed upon by all parties to this Agreement, pay and grant the following remuneration to the Employee:

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            4.1.1 Base Salary. The Employee shall be entitled to receive a salary, not less than $200,000.00(U.S.) per year.

            1.1.2 Bonus. In addition to the base salary specified in section
                  4.1.1 the Employee shall be entitled to a bonus of up to $200,000.00 based on certain targets being achieved. These targets will be mutually agreed to by the Parties.

            4.1.3 Stock Options. In addition to the base salary outlined in section 4.1.1 the employee shall be granted options to purchase up to 200,000 common shares of Workstream (the "Option Shares") at a price that is the closing price on the NASDAQ market the date of this agreement. The options will vest according to Workstream's 2002 Amended and Restated Stock Option Plan.

            4.1.4 Sign on Bonus. Employer agrees to pay employee a sign-on bonuses of $12,500.00 if, during the first ninety (90) days of employment, employee actively participates in the closing of a deal or transaction which generates a minimum of $500,000.00 in revenue to employer. Employer agrees to pay employee a separate sign-on bonus of $12,500.00 if, during the first ninety (90) days of employment, employee develops, a set of success metrics which will be used as key indicators in determining how to aggressively grow the company and results in additional revenue of $250,000 or greater.

5. BENEFITS

      5.1. In consideration of the Employee's undertaking and the performance of the obligations contained in this Agreement, the Employer shall, unless otherwise agreed upon by all parties to this Agreement, pay and grant the following benefits to the Employee:

            5.1.1 Vacation. The Employee shall be entitled to vacation time of three weeks. Such vacation time shall be used at times mutually agreeable to the Employee and the Employer.

            5.1.2 Other Benefits. The Employee shall be entitled to participate in all benefit plans that the Employer provides including retirement, disability insurance, life insurance, health and dental insurance. The Employer shall pay for family coverage for the Employee and the coverage will be effective upon the Employee's start date.

            5.1.3 Expenses. The Employer shall reimburse the Employee for all reasonable and necessary business expenses, including but not limited to cellular phone expenses, upon the presentation to the Employer of appropriate written documentation and receipts.

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6. ATTENTION TO DUTIES

The Employee shall devote his whole working time and attention to the Employer during the Term of this Agreement and will not engage in any other capacity or activity which, in the sole opinion of the Employer acting reasonably, would hinder or interfere with the performance of the duties of the Employee.

7. CONFIDENTIALITY

The parties acknowledge that in carrying out his duties under this Agreement, the Employee will have access to and become entrusted with confidential information regarding the business plans and operations of the Employer, computer systems and technology, unique methodology and other proprietary information. The Employee acknowledges that the right to maintain such detailed confidential information constitutes a proprietary right, which the Employer is entitled to protect. Accordingly, the Employee shall not, during the Term of this Agreement, or at any time thereafter, disclose any of such detailed confidential information, trade secrets or other private affairs of the Employer to any person or persons, firm, association or corporation, nor shall the Employee use the same for any purpose other than on behalf of the Employer.

8. OWNERSHIP OF INVENTIONS

      8.1 The Employee shall promptly communicate and disclose to the Employer all inventions, improvements, modifications, discoveries, designs, formulae, methods and processes made, discovered or conceived by the Employee either alone or jointly with others, during the period of his employment with the Employer, providing the same relate to or are capable of being used by the corporation or any affiliate thereof in the normal course of their businesses.

      8.2 The Employee acknowledges and declares that all inventions, improvements, modifications, discoveries, designs, formulae, methods, processes, as are described in section 8.1 hereof, and all patents and patent applications relating thereto are the property of the Employer and hereby assigns to the Employer all of the right, title and interest of the Employee in any such inventions, improvements, modifications, discoveries, designs, formulae, methods and processes, and in any patents or patent applications relating thereto. The Employee shall execute all instruments and documents and do all such further acts and things as may be necessary or desirable, in the Employer's opinion to carry out the provisions of this section.

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9. NON-COMPETITION

The Employee shall not, without prior written consent of the Employer for the period of his employment hereunder or for a period of one (1) year following the termination of this Agreement or any renewal hereof, for any reason be it for cause or not, either alone or in conjunction with any individual, firm, corporation, association or any entity, except for the Employer, whether as principal, agent, shareholder, employee or in any other capacity whatsoever, perform the duties of or provide the services as are described in section 2.2 hereof in a business which competes with the Employer, within any geographical location where the Employer has carried on business or expended time and personnel and financial resources or been involved in any capacity in any business. Furthermore, the Employee also agrees that upon the termination of his employment he will not attempt to hire or encourage to leave their employ, any of the Employer's other employees, provided, however, that the Employee shall not be precluded from competing with the business of the Employer in the event of a termination of Employee's employment as a result of a material breach by the Employer of the provisions of this Agreement or in the event that Employee's employment is terminated by the Employer other than for cause, unless the Employer provides the applicable compensation and benefits set out in section 10 hereof in which case, the Employee shall be precluded from competing until such time as such compensation and benefits are terminated.

10. TERMINATION

      10.1 The parties understand and agree that employment pursuant to this Agreement may be terminated during the Term in the following manner in the specified circumstances:

            10.1.1 by the Employee for any reason, on the giving of not less than three (3) months prior written notice to the Employer, which the Employer may waive, in whole or in part;

            10.1.2 by the Employer in its absolute discretion, on giving the
                  Employee payment of the equivalent of three (3) months salary, benefits and entitlements in lieu thereof, along with all salary or entitlements to which the Employee is entitled in accordance with any relevant statute, or this Agreement, whichever is greater, including termination pay, severance pay, unpaid vacation pay, if applicable and all salary and benefits due to that date. The payment representing this amount shall be paid within thirty (30) days from notice provided herein;

            10.1.3 It shall be considered a termination without cause if employer demotes or modifies the duties of employee such that the position is no longer that commonly known in the industry as the COO. Termination without cause shall also include termination or reduction in duties and responsibilities after a change in control of the management of the Company. In either of these circumstances, the provisions of section
                  10.1.2 shall apply.

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      10.1.4 by the Employer for cause on giving the Employee payment of the equivalent of one (1) months salary, benefits and entitlements. The parties agree that for the purposes of this Agreement, "cause" shall include, but shall not be limited to, the following, and that the Employee shall be terminated without notice or payment in lieu thereof for such cause and payment shall be limited as provided herein:

            10.1.4.1 any material breach of the provisions of this Agreement or of the established policies of the Employer known to the Employee in the performance of his duty under this Agreement;

            10.1.4.2 any intentional or negligent disclosure of any confidential information as described in section 7 hereof, by the Employee;

            10.1.4.3 in carrying out his duties hereunder, the Employee; (i) has been grossly negligent, or (ii) has committed willful gross misconduct;

            10.1.4.4 personal conduct on the Employee's part which is of such a serious and substantial nature that, as determined in the sole discretion of the Employer, it would injure the reputation of the Employer if the Employee is retained as an Employee.

      10.2 The Parties understand and agree that the giving of notice or the payment of termination pay, and severance pay, as required by the Employer to the Employee on termination shall not prevent the Employer from alleging cause for the termination.

      10.3 The Employee authorizes the Employer to deduct from any payment, any amounts properly owed to the Employer by the Employee by reason of advances, loans or in recommence for damages to or loss of the Employer's property and equipment, save only that this provision shall be applied so as not to conflict with any applicable legislation.

11. RESULTS OF TERMINATION

      11.1  If this Agreement is terminated for cause, as described in section
            10.1.4 hereof, the Employee shall be entitled to receive his remuneration to the date of such termination for cause, including any and all vacation pay earned to date, plus one (1) additional month's pay and benefits, as provided in section 10.4.

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      11.2  If this Agreement is terminated upon written notice as described in paragraphs 10.1.1, 10.1.2, 10.1.3 and 10.4 hereof, the Employer shall pay to the Employee to the end of the notice period his salary and at the end of the date terminating the notice provision, the Employer shall pay to the Employee vacation pay equivalent and any other monies due under applicable United States federal or state law and the provisions of this Agreement.

12. MEDIATION/ARBITRATION

      12.1  Should any dispute or disagreement of any kind arise at any time;
            (i) the rights and liabilities of the Parties hereof or with respect to the interpretation, validity, construction, meaning, performance, effect or application of this Agreement, as amended from time to time; or (ii) between the Employer and the Employee, the Parties agree that good faith negotiations shall take place between the Employer and the Employee. If such good faith negotiations have not resolved the dispute or disagreement within a reasonable period of time, either Party may request a mediation between the Parties, or either Party may refer the dispute or disagreement directly to arbitration without going to mediation.

      12.2 The mediator shall be agreed upon by the both Parties. In the event that the Parties are unable to agree upon the mediator, the dispute or disagreement shall be referred to arbitration in accordance with this clause.

      12.3 All discussions before the mediator shall be non-binding, confidential and without prejudice to the position of either Party. The Parties agree that if the mediation process does not result in a satisfactory solution of the dispute or disagreement after the lesser of either; (a) ten (10) hours of mediation, or (b) thirty
            (30) days from the commencement of the mediation, then either Party may refer the dispute or disagreement to arbitration pursuant to the provisions of the American Arbitration Association's National Rules for the Resolution of Employment Disputes in effect at the time of the arbitration demand, in accordance with the following:

            12.3.1 the reference to arbitration shall be to one (1) arbitrator.

            12.3.2 any such arbitration shall be held in the city of Ottawa. The arbitration shall be completely private. The arbitrator shall fix the appropriate procedures which may include an oral hearing. The issue or issues to be decided by the arbitrator shall be defined in an arbitration agreement filed on consent by the aggrieved party. In the event the Parties to the arbitration shall be unable to agree upon the issue or issues to be decided by the arbitrator in any arbitration pursuant to this paragraph, the arbitrator shall have jurisdiction to determine the issue or issues to be so decided. The Parties shall do all such acts and thing as are necessary to enable the arbitrator to make a proper finding respecting the matters in issue. The arbitrator may order interest on any award and the arbitrator may award costs to either Party. In the absence of any award of costs, each of the Parties shall bear their own costs of any arbitration pursuant to this paragraph and one-half of the cost of the arbitrator. The arbitrator shall be strictly bound by legal principals and the general nature of this Agreement in rendering his/her/its decision.

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            12.3.3 The Parties agree that good faith negotiations, mediation and arbitration shall all be without recourse to the Courts. The award of the arbitrators shall be final and binding, except that either Party may appeal an arbitration award to the Courts on a question of law. Judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction.

13. RIGHT TO INJUNCTIVE RELIEF

As a violation by the Employee of the provisions of paragraphs 7 and 9 hereof could cause irreparable injury to the Employer and there is no adequate remedy at law for such violation, the Employer shall have the right, in addition to any other remedies available to it at law or in equity, to enjoin the Employee in a court of equity from violating such provisions. The provisions of paragraphs 7 and 9 hereof shall survive the termination of this Agreement.

14. ASSIGNMENT OF RIGHTS

The rights which accrue to the Employer under this Agreement shall pass to its successors or assigns. The rights of the Employee under this Agreement are not assignable or transferable in any manner., except that any accrued salary, vested options or other benefits may be recovered by employee's estate or trustee under any trust set up by and for employee.

15. CURRENCY

All dollar amounts referred to in this Agreement are in United States funds.

16. AMENDMENT OF AGREEMENT

This Agreement may be altered or amended at any time by the mutual consent in writing of the parties hereto.

17. TIME OF ESSENCE

Time shall be of the essence hereof.

18. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

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19. HEADINGS

The headings appearing throughout this Agreement are inserted for convenience only and form no part of the Agreement.

20. SEVERABILITY

The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision hereof and any such invalid or unenforceable provision will be deemed to be severable.

21. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties and supersedes all prior and contemporaneous agreements, understandings and discussions, whether oral or written, and there are no other warranties, agreements or representations between the parties except as expressly set forth herein.

22. AGREEMENT BINDING

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective personal representatives, executors, administrators, successors and assigns.

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23. INDEPENDENT LEGAL ADVICE

The Employee acknowledges that he has read and understands the Agreement and acknowledges that he has had the opportunity to obtain independent legal advice regarding the terms of the Agreement and their legal consequences.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first set forth above.

SIGNED, SEALED & DELIVERED


/s/ David Polansky                                   /s/ James Fanella
------------------------                             ---------------------------
Witness: David Polansky                              James Fanella


                                           WORKSTREAM INC.

                                           Per:   /s/ Michael Mullarkey
                                                  ------------------------------
                                                  Michael Mullarkey
                                           Title: Chief Executive Officer